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                     [THE WILLIAMS COMPANIES, INC. LOGO]
                                                                   EXHIBIT 24.2



                 I, the undersigned, DAVID M. HIGBEE, Secretary of THE WILLIAMS COMPANIES, INC., a Delaware corporation (hereinafter called the "Company"), do hereby certify that at a meeting of the Board of Directors of the Company, duly convened and held on March 16, 1995, at which a quorum of said Board was present and acting throughout, the following resolution was duly adopted:

                          RESOLVED that the form of power of attorney submitted
                 to this meeting for use in connection with the execution and filing for and on behalf of the Company of the Registration Statement referred to in the immediately preceding resolution and any amendments or supplements thereto is hereby approved and the Chairman of the Board, the President or any Vice President of the Company be, and hereby is, authorized to execute said power of attorney in the form so presented by, for and on behalf of the Company.

                 I further certify that the foregoing resolution has not been modified, revoked or rescinded and is in full force and effect.

                 IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of THE WILLIAMS COMPANIES, INC., this 18th day of April, 1995.



                                                   /s/ David M. Higbee
                                                 ------------------------
                                                      David M. Higbee
                                                         Secretary


(CORPORATE SEAL)